SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2009

ADEONA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-12584 (Commission File No.)	13-3808303 (IRS Employer Identification No.)

3930 Varsity Drive, Ann Arbor, Michigan 48108
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:      (734) 332-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement

On May 30, 2009 Adeona Pharmaceuticals, Inc. entered into a limited liability company agreement with Narayan Torke to acquire all of the outstanding membership interests in Hartlab LLC, an Illinois limited liability company and CLIA-certified clinical laboratory.

The purchase price for the membership interest in Hartlab LLC is $280,000.  The acquisition is expected to close on or about June 30, 2009.  The closing of the transaction is subject to Adeona’s completion of its due diligence investigation of Hartlab LLC.  In the event that Adeona is not satisfied with the results of its due evaluation it may terminate the agreement and forfeit a $14,000 earnest money deposit.  In connection with the closing of the purchase, Adeona will enter into a consulting agreement with Narayan Torke for a period of up to twelve months for a monthly consulting fee of $4,000.  In addition, Mr. Torke will be prohibited from competing with the company for a period of two years after closing.

The information contained in this Item 1.01 is qualified in its entirety by the limited liability company purchase agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by this reference.  A copy of Adeona’s press release regarding the limited liability company purchase agreement with Mr. Torke regarding Hartlab LLC is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 1.02                      Termination of Material Definitive Agreement

As previously disclosed, on April 10, 2009, Adeona Pharmaceuticals, Inc. entered into a stock purchase agreement with Neil Colwell and Connie Colwell to acquire all of the outstanding capital stock of Colwell Clinical Laboratories, Inc., a California corporation and CLIA-certified clinical laboratory located in Southern California.  The purchase price for the stock of Colwell Clinical Laboratories was to be $825,000 and the acquisition was initially contemplated to close on or about May 31, 2009.  The closing of the transaction was subject to Adeona’s evaluation and discretion.  In the course of Adeona’s evaluation of business combination logistics and other factors, including Adeona’s  evaluation of the logistical advantages of the Chicago-area Hartlab acquisition opportunity  discussed in Item 1.01 above,  Adeona determined to not move forward with the Colwell acquisition and to let the agreement lapse by its terms on May 31, 2009.  As a result of the termination, Adeona will forfeit its $75,000 earnest money deposit.

The information contained in this Item 1.02 is qualified in its entirety by the stock purchase agreement attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by this reference.  A copy of Adeona’s press release regarding the stock purchase agreement with Colwell Clinical Laboratories is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits.  The following exhibits are being filed as part of this Report.

Exhibit Number	Description

10.1	Limited Liability Company Purchase Agreement dated April 10, 2009 among Adeona Pharmaceuticals, Inc. and Narayan Torke

10.2	Stock Purchase Agreement dated April 10, 2009 among Adeona Pharmaceuticals, Inc. and Neil Colwell and Connie Colwell*

99.1
Press release regarding entry into Limited Liability Company Purchase Agreement dated May 30, 2009 among Adeona Pharmaceuticals, Inc. and Narayan Torke and expiration of April 10, 2009 Stock Purchase Agreement

* Incorporated by reference to the Registrant’s Form 8-K filed on April 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEONA PHARMACEUTICALS, INC..

Date: June 4, 2009	By: /s/ Steve H. Kanzer
Name: Steve H. Kanzer, CPA JD
Its: Chairman and Chief Executive Officer